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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934


                                CareInsite, Inc
             (Exact name of registrant as specified in its charter)


               Delaware                                  22-3630930

(State of incorporation or organization)    (I.R.S. Employer Identification No.)



 669 River Drive, River Drive Center II
       Elmwood Park, New Jersey                             07407

(Address of principal executive offices)                  (Zip-Code)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.   [  ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   [  ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box.   [  ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box.   [X]

Securities Act registration statement file number to which this Form relates:
333-75071


Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class
   to be so registered
   -------------------

   None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.01 per share
                               [Title of Class]

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The contents of Amendment No. 6 to Registration Statement on Form S-1 (Registration Statement No. 333-75071) and the prospectus, dated June 11, 1999, forming a part thereof, relating to the Common Stock, are incorporated herein by reference.

Item 2.  Exhibits.

         1. Amended and Restated Certificate of Incorporation of the
            Registrant.*

         2. Bylaws of the Registration.*

         3. Specimen Certificate Representing Common Stock.*



______________
* As previously filed as an exhibit to the Registration Statement on Form S-1 of CareInsite, Inc., filed with the Securities and Exchange Commission (the "Commission") on March 26, 1999 and amended on April 23, 1999, May 6, 1999, May 17, 1999, May 26, 1999, June 3, 1999 and June 11, 1999 (Registration
     Statement No. 333-75071).

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized, on June 11, 1999.

                             CAREINSITE, INC


                             By /s/ David C. Amburgey
                                --------------------------
                                Name:  David C. Amburgey
                                Title: Senior Vice President -
                                       General Counsel and Secretary